As filed with the Securities and Exchange Commission on May 11, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

FLIR Systems, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0708501
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd M. DuChene

Senior Vice President, General Counsel and Secretary

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert D. Sanchez

Wilson Sonsini Goodrich & Rosati

Professional Corporation

1700 K Street, NW, Fifth Floor

Washington, D.C. 20006

(202) 973-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate principal amount of debt securities is being registered as may from time to time be sold at indeterminate prices.
(2)	The registrant is deferring payment of all registration fees in accordance with Rules 456(b) and 457(r) under the Securities Act.

PROSPECTUS

FLIR SYSTEMS, INC.

Debt Securities

We may offer and sell our debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the debt securities that we may offer.

We will provide specific terms of debt securities we offer, and the manner in which they are being offered, in supplements to this prospectus, which we refer to as “prospectus supplements.” You should read this prospectus, the documents incorporated and deemed to be incorporated by reference herein, the applicable prospectus supplement and any related free writing prospectus carefully before you invest.

We may offer and sell debt securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on an immediate, continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between us and them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. None of the debt securities offered by this prospectus may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Investing in our debt securities involves significant risk. You should review carefully the risks described in the “Risk Factors” section of this prospectus and in similar sections in our filings with the Securities and Exchange Commission that are incorporated or deemed to be incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2016.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Under this shelf registration statement, we may sell one or more series of our debt securities from time to time in one or more offerings. Each time we sell debt securities, we will provide you with a supplement to this prospectus containing specific information about the terms of that offering and the debt securities being offered. Each prospectus supplement may also add, update or change information contained in this prospectus or any document incorporated or deemed to be incorporated by reference herein and, accordingly, any statement in this prospectus or in any document incorporated or deemed to be incorporated by reference herein will be deemed modified or superseded to the extent that any statement contained in the applicable prospectus supplement modifies or supersedes that statement. We urge you to read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the documents incorporated and deemed to be incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information,” before deciding whether to invest in any of the debt securities being offered.

The distribution of this prospectus, the applicable prospectus supplement and any related free writing prospectus and the offering of the debt securities in certain jurisdictions may be restricted by law. No action has been or will be taken by us or by any underwriter, agent or dealer involved in the distribution of the debt securities that would permit a public offering of the debt securities or the possession or distribution of this prospectus or any related prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than the United States. Neither this prospectus nor any applicable prospectus supplement or related free writing prospectus constitutes, and none of the foregoing may be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. We have not authorized any person to provide you with different or inconsistent information. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and the documents incorporated and deemed to be incorporated by reference herein and therein, the applicable prospectus supplement and any related free writing prospectus are accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we otherwise specify or the context indicates otherwise, references in this prospectus or in any accompanying prospectus supplement to “FLIR,” the “Company,” “we,” “us,” “our” or similar terms refer to FLIR Systems, Inc. and all of its consolidated subsidiaries.

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THE COMPANY

FLIR is a world leader in developing technologies that enhance perception and awareness. We design, develop, market, and distribute solutions that detect people, objects and substances that may not be perceived by human senses and improve the way people interact with the world around them. We bring these innovative technologies—which include thermal imaging systems, visible-light imaging systems, locater systems, measurement and diagnostic systems, and advanced threat-detection solutions—into daily life.

FLIR Systems, Inc. is an Oregon corporation and was incorporated in 1978. Our headquarters are located at 27700 SW Parkway Avenue, Wilsonville, Oregon, 97070, and the telephone number at this location is (503) 498-3547. Information about us is available on our website at www.flir.com. The information contained in, or that can be accessed through, our website is not part of this prospectus, any applicable prospectus supplement or free writing prospectus, or the documents incorporated or deemed to be incorporated by reference herein or therein.

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RISK FACTORS

Investing in our debt securities involves significant risk. Before making a decision to invest in any of our debt securities, you should consider carefully the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and may be obtained as described under “Where You Can Find More Information,” and any risk factors that may be set forth in the applicable prospectus supplement and any related free writing prospectus, as well as the other information contained and incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus. Each of these risks could have a material adverse effect on our business, results of operations and financial condition and the occurrence of any of these risks might cause you to lose all or part of your investment in our debt securities. These risks are not the only ones we face. Unforeseen risks could arise and problems or issues that we now view as minor could become more significant. If we are unable to adequately respond to these risks and uncertainties, our business, financial condition and results of operations would be materially adversely affected.

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FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and any related free writing prospectus and portions of the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future results that are based on management’s current expectations, estimates, projections and assumptions about our business. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “sees,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. You should pay particular attention to the risk factors and cautionary statements referenced in the sections entitled “Risk Factors” in this prospectus, any applicable prospectus supplement and in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q incorporated by reference in this prospectus. Other risks, uncertainties and factors that might cause or contribute to such differences include, but are not limited to, those discussed elsewhere in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K incorporated and deemed to be incorporated by reference in this prospectus.

Given these risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. Such forward-looking statements speak only as of the date of this prospectus, any applicable prospectus supplement or any related free writing prospectus, as applicable, or, in the case of any document incorporated by reference, the date of that document, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made. If we update or correct one or more forward-looking statements, investors and others should not conclude that we will make additional updates or corrections with respect to other forward-looking statements.

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USE OF PROCEEDS

We expect to use the net proceeds from the sales of debt securities as set forth in the applicable prospectus supplement.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated. For purposes of determining the ratio of earnings to fixed charges, “earnings” consist of earnings from continuing operations before income taxes plus fixed charges. “Fixed charges” consist of interest expense and our estimate of an appropriate portion of rentals representative of the interest factor. The estimate of interest within rental expense is estimated to be twenty percent of rental expense.

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges	15.4x	19.6x	15.5x	14.1x	21.7x	43.6x

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LEGAL MATTERS

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, will pass upon the validity of the debt securities being offered by us.

EXPERTS

The consolidated financial statements of FLIR Systems, Inc. and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC on a regular basis. You may read and copy any document we file at the SEC’s public reference room, 100 F Street N.E., Room 1580, Washington, D.C. 20549. Further information on the operation of the SEC’s public reference room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov. Our SEC filings are also available from our website at http://www.flir.com. Information on or accessible through our website is not part of this prospectus, any accompanying prospectus supplement or any related free writing prospectus.

This prospectus constitutes part of a registration statement filed under the Securities Act of 1933. As permitted by the SEC’s rules, this prospectus omits information and exhibits included in the registration statement. For further information about us and the debt securities, you should read the registration statement and the exhibits thereto. You may read and copy those documents as described above. Statements contained in this prospectus or any applicable prospectus supplement as to the contents of any contract or other document are not complete and in each instance we refer you to the copy of the contract or document filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus, and each such statement is qualified in all respects by such reference.

DOCUMENTS INCORPORATED BY REFERENCE

We have “incorporated by reference” in this prospectus certain documents that we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information or the information is modified or superseded by a subsequently filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

Any reports filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the completion of the offering of the debt securities (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) will be

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deemed to be incorporated by reference into this prospectus and will automatically update, where applicable, and, to the extent inconsistent, supersede any information contained in this prospectus or any applicable prospectus supplement or incorporated by reference herein or therein.

This prospectus incorporates the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). These documents contain important information about us, our business and our financial condition.

FLIR SEC Filings	Period or Date Filed
Annual Report on Form 10-K	For the year ended December 31, 2015
Quarterly Reports on Form 10-Q	For the quarter ended March 31, 2016
Current Reports on Form 8-K	Filed April 25, 2016, as amended on April 28, 2016

You can obtain any of the documents incorporated by reference in this prospectus from us or from the SEC through the SEC’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus. You can obtain these documents from us by requesting them in writing, by telephone or via the Internet at the following address, number or website:

FLIR Systems, Inc.

Attn: Investor Relations

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

Telephone: (503) 498-3547

http://www.flir.com

The information contained on or that can be accessed through our website is not a part of this prospectus, any prospectus supplement or any related free writing prospectus, or any document incorporated or deemed to be incorporated by reference herein or therein.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by the registrant in connection with the registration of securities pursuant to this registration statement. The actual amount of fees and expenses payable by the registrant in connection with the offering and sale of such securities will be determined from time to time in connection with the offering of securities pursuant to this registration statement.

SEC registration fee	(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Printing and miscellaneous expenses	(2)

Total	(2)

(1)	This registration statement relates to the registration of securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be made in accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933.
(2)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

As an Oregon corporation, the registrant is subject to the Oregon Business Corporation Act (the “OBCA”) and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA, Article IV of the registrant’s Second Restated Articles of Incorporation (the “Articles”) eliminates the personal liability of the registrant’s directors to it or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities specified by the OBCA.

Section 60.387, et seq., of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation’s best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. The OBCA does not permit corporations to indemnify against liability in connection with a claim by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding in which the director or officer was adjudged liable for improperly receiving a personal benefit, but does expressly authorize corporations to indemnify against the reasonable expenses associated with such claims. The OBCA mandates indemnification against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

Article IV of the Articles also requires the registrant to indemnify its directors and officers to the fullest extent not prohibited by law and to pay in advance, subject to certain conditions specified in the Articles, any expenses incurred by directors and officers in connection with certain proceedings relating to their service as a director or officer. The registrant has entered into an employment agreement with its Chief Executive Officer, Andrew C. Teich, that includes a provision obligating the registrant to indemnify Mr. Teich to the maximum amount permitted by law and to advance expenses to him upon his request. In addition, the registrant maintains director and officer insurance policies.

Any underwriting agreement that the registrant enters into in connection with an offering of securities registered hereunder may require the underwriters to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, including liabilities arising under the Securities Act of 1933.

Item 16.	Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement(1)

4.1	Indenture dated August 19, 2011, by and between FLIR Systems, Inc. and U.S. Bank National Association as trustee(2)

4.2	Form of Debt Security(2)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

25.1	Statement of eligibility of trustee on Form T-1

(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.
(2)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 19, 2011.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on May 11, 2016.

FLIR Systems, Inc.

By:	/s/ Amit Singhi
Amit Singhi
Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew C. Teich, Todd M. DuChene and Amit Singhi, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do any and all such things in such person’s name, place and stead and in such person’s capacity as an officer and/or director of the registrant in connection therewith; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing that they or any of them deems necessary or appropriate to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any substitutes or substitute therefor, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew C. Teich Andrew C. Teich	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2016

/s/ Amit Singhi Amit Singhi	Senior Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 11, 2016

/s/ Brian E. Harding Brian E. Harding	Vice President and Corporate Controller (Principal Accounting Officer)	May 11, 2016

/s/ Earl R. Lewis Earl R. Lewis	Chairman of the Board of Directors	May 11, 2016

/s/ John D. Carter John D. Carter	Director	May 11, 2016

/s/ William W. Crouch William W. Crouch	Director	May 11, 2016

/s/ Catherine A. Halligan Catherine A. Halligan	Director	May 11, 2016

/s/ Angus L. Macdonald Angus L. Macdonald	Director	May 11, 2016

/s/ Michael T. Smith Michael T. Smith	Director	May 11, 2016

/s/ Cathy A. Stauffer Cathy A. Stauffer	Director	May 11, 2016

/s/ John W. Wood, Jr. John W. Wood, Jr.	Director	May 11, 2016

/s/ Steven E. Wynne Steven E. Wynne	Director	May 11, 2016

Exhibit Index

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement(1)

4.1	Indenture dated August 19, 2011, by and between FLIR Systems, Inc. and U.S. Bank National Association as trustee(2)

4.2	Form of Debt Security(2)

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

25.1	Statement of eligibility of trustee on Form T-1

(1)	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant and incorporated herein by reference, if applicable.
(2)	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 19, 2011.